Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2023, with respect to the financial statements and financial highlights of Mutual of America Variable Insurance Portfolios, Inc., comprising the Equity Index Portfolio, All America Portfolio, Small Cap Value Portfolio, Small Cap Growth Portfolio, Small Cap Equity Index Portfolio, Mid Cap Value Portfolio, Mid-Cap Equity Index Portfolio, International Portfolio, Retirement Income Portfolio, 2015 Retirement Portfolio, 2020 Retirement Portfolio, 2025 Retirement Portfolio, 2030 Retirement Portfolio, 2035 Retirement Portfolio, 2040 Retirement Portfolio, 2045 Retirement Portfolio, 2050 Retirement Portfolio, 2055 Retirement Portfolio, 2060 Retirement Portfolio, Conservative Allocation Portfolio, Moderate Allocation Portfolio, Aggressive Allocation Portfolio, Money Market Portfolio, Mid-Term Bond Portfolio, and Bond Portfolio (collectively, the “Portfolios”), incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Securities Information” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 25, 2023